ADT LLC Administrative Committee Certificate of Committee Action Pursuant to the authority granted to the Administrative Committee in accordance with the Administrative Committee Charter, which gives the Administrative Committee plan sponsor authority to adopt amendments to the retirement plans and programs sponsored by ADT LLC (the not exceed $200,000, and by acting in their capacity as members of the Administrative Committee, the Administrative Committee hereby takes the following actions: 1. Adopt Amendment 2023-2 to the ADT LLC Supplemental Savings and Retirement Plan SSRP . Certify and adopt Amendment 2023-2 to the SSRP in substantially the same form as attached hereto as of the date set forth below to add arbitration, class action waiver and venue provisions to, and modify the statute of limitations provisions for, the SSRP: (a) Arbitration Procedure and Class Action Waiver. Add a Mandatory and Binding tion Waiver. (b) Restriction on Venue. Add a restriction on venue that requires suit to be filed in the U.S. District Court for the Southern District of Florida (c) Statute of Limitations. Clarify that any demand for arbitration must be brought within twelve (12) not pursue the administrative process, within twelve (12) months of the occurrence of the alleged conduct, action or inaction (d) Definitions. Add definitions for Arbitration Procedure and Covered Claims, and amend the definition of Claimant Executed and effective as of the dates set forth below. Date Brian Casey Date Dan Pikelny Date Peeyush Agarwal DocuSign Envelope ID: 9B1872BC-2274-4DD0-8332-649B275D4F05 Exh. 10.35

2 #229109009_v1 AMENDMENT 2023-1 TO THE ADT LLC SUPPLEMENTAL SAVINGS AND RETIREMENT PLAN The SSRP is hereby amended effective January 1, 2023 as follows: 1. Article II of the SSRP is hereby amended by adding the following definition immediately following Section 2.1 thereof, and renumbering the remaining sections in Article II accordingly: Administrative Committee administrative committee appointed by the Plan Administrator as stated in Section [2.36] 2. Article II of the SSRP is hereby amended by adding the following definition immediately following Section 2.4 thereof, and renumbering the remaining sections in Article II accordingly: Arbitration Procedure and Binding Arbitration Procedure set forth in Section 9.6 3. Article II of the SSRP is hereby amended by adding the following definition immediately following Section 2.12 thereof, and renumbering the remaining sections in Article II accordingly: Claimant an Eligible Employee, Participant, or Beneficiary or any other individual who meets the definition of participant under ERISA or any regulations or case law interpreting ERISA 4. Article II of the Plan is hereby amended by adding the following definition immediately following Section 2.18 thereof, and renumbering the remaining sections in Article II accordingly: Covered Claims has the meaning set forth in Section 9.6(a) of this Plan 5. Section 10.07 of the SSRP is hereby deleted and replaced with the following: 10.07 No Liability for Action of Omission. Neither the Company nor any director, officer or employee of the Company shall be responsible or liable in any manner to any Participant, Beneficiary or any person claiming through them for any benefit or action taken or omitted in connection with the granting of benefits, the continuation of benefits, or the interpretation and administration of the Plan. To the greatest extent allowed by applicable law, including ERISA, the Administrative Committee and the individual members thereof shall be indemnified by the Company against any and all liabilities, arising by reason of any act, or failure to act, in relation to the Plan or the funds of the Plan, including, without limitation, expenses reasonably incurred in the defense of any claim relating to the Plan or the funds of the Plan, except for DocuSign Envelope ID: 9B1872BC-2274-4DD0-8332-649B275D4F05

3 #229109009_v1 actions or failures to act made in bad faith or in breach of fiduciary duty. The foregoing indemnification shall be from funds of the Plan to the extent of those funds and to the extent permitted by applicable law and otherwise from the assets of the Company. The Company may purchase insurance to reimburse or pay or partially reimburse or pay any suc Company shall have the power to select all legal counsel for which it is paying or reimbursing, directly or through insurance, Administrative Committee may also select counsel of its or their own choosing to participate, along with counsel selected by the Company, in any claim, suit, arbitration, or other proceeding at the sole cost and expense of the Committees, without right to reimbursement from the Company 6. Section 9.2 of the Plan is hereby deleted and replaced with the following: Covered Claim (as defined in Section 9.6(a)), the Claimant must file a written claim for such Covered Claim with the Administrative Committee in accordance with such procedures or on such forms as the Administrative Committee may establish. The Administrative Committee or its delegate shall render its decision on the Covered Claim within ninety (90) days after its receipt of the Covered Claim. If special circumstances apply, the ninety (90)-day period may be extended by an additional ninety (90) days; provided that written notice of the extension is provided to the Claimant during the initial ninety (90)-day period and such notice indicates the special circumstances requiring an extension of time and the date by which the Administrative Committee or its delegate expects to render its decision on the Covered Claim. If the Administrative Committee or its delegate wholly or partially denies the Covered Claim, the Administrative Committee or its delegate shall provide written notice to the Claimant within the time limitations of the immediately preceding paragraph. Such notice shall set forth: (i) the specific reasons for the denial of the Covered Claim; (ii) specific reference to pertinent provisions of the Plan on which the denial is based; (iii) a description of any additional material or information necessary to perfect the claim and an explanation of why such material or information is necessary; (iv) a s claims review procedures, and the time limitations applicable to such procedures; and (v) a statement o under Section 502(a) of ERISA if the denial of a Covered Claim is appealed to the Administrative Committee and the Administrative Committee fully or partially denies the DocuSign Envelope ID: 9B1872BC-2274-4DD0-8332-649B275D4F05

4 #229109009_v1 7. Section 9.3 of the SSRP is hereby deleted and replaced with the following: Request for Review. A Claimant whose Covered Claim has been denied in whole or in part may request review of the denial by filing, in accordance with such procedures as the Administrative Committee may establish, a written appeal which sets forth the documents, records or other information relating to the Covered Claim. Any such appeal must be filed Covered Claim. In connection with such an appeal, and upon requirement of a Claimant, a Claimant may review (or receive free copies of) all documents, records, or other procedures as the Administrative Committee may establish. If the Claimant fails to file an appeal within such sixty (60)-day period, Claimant shall have no further right to appeal the 8. Section 9.4 of the SSRP is hereby deleted and replaced with the following: Review of Decision. A decision on the appeal by the Administrative Committee shall include a review by the Administrative Committee that takes into account all comments, documents, records and other information submitted by the Claimant relating to the Covered Claim, without regard to whether such information was submitted or considered in the initial determination on the Covered Claim. The Administrative Committee shall render its decision on the appeal not later than sixty (60) days after the receipt by the Administrative Committee of the appeal. If special circumstances apply, the sixty (60)-day period may be extended by an additional sixty (60) days; provided that written notice of the extension is provided to the Claimant during the initial sixty (60)-day period and such notice indicates the special circumstances requiring an extension of time and the date by which the Administrative Committee expects to render its decision on the appeal of the denied Covered Claim. If the Administrative Committee wholly or partly denies the Covered Claim on appeal, the Administrative Committee shall provide written notice to the Claimant within the time limitations of the immediately preceding paragraph. Such notice shall set forth: (i) the specific reasons for the denial of the Covered Claim; (ii) specific reference to pertinent provisions of the Plan on which the denial is based; (iii) a statement o receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information r s Covered Claim; and (iv) arbitration under Section 502(a) of ERISA. The foregoing claims procedures described in these subsections (a), (b) and (c) shall be administered in accordance with Section 503 of ERISA and guidance issued thereunder. Any written notice required to be given to the Claimant may, at the option of the DocuSign Envelope ID: 9B1872BC-2274-4DD0-8332-649B275D4F05

5 #229109009_v1 Administrative Committee and in accordance with guidance issued under Section 503 of 9. Article IX of the SSRP is hereby amended by adding a new Section 9.5 immediately following Section 9.4 thereof: Timing Restrictions. In no event may a Covered Claim be filed by a Claimant more than as: (i) In any case where benefits are paid to the Claimant as a lump sum, the Notice Date shall be the date of payment of the lump sum; (ii) In any case where benefits are paid to the Claimant in the form of an annuity, the Notice Date shall be the date of payment of the first installment of the annuity; (iii) In any case where the Plan (prior to the filing of a Covered Claim) determines that an individual is not entitled to benefits (for example, and without limitation, where an individual terminates employment and the Plan determines that Claimant has not vested) and the Plan provides written notice to such person of its notice; (iv) In any case where the Plan provides an individual with a written statement of his or her account as of a specific date or the amounts credited to, or charged against, his or her account within a specified period, the Notice Date with regard to matters described in such statement shall be the date of the receipt of such notice by such individual (or beneficiary); and (v) For any other Covered Claim, the Notice Date shall be the date the Claimant became aware, or with reasonable diligence should have become aware, of any alleged conduct, misconduct, act or omission on which such Covered Claim is partially or completely based. In no event may any legal proceeding (including a demand for arbitration) involving a Covered Claim be commenced later than (A) twelve (12) months after the applicable Notice Date; or (B) twelve (12) months after the date on which the Administrative Committee issues its denial of the appeal of a denied Covered Claim. If Claimant does not legal proceeding (including a demand for arbitration) must be filed within twelve (12) 10. Article IX of the Plan is hereby amended by adding the following Section 9.6 immediately following Section 9.5 thereof: 9.6 Mandato . DocuSign Envelope ID: 9B1872BC-2274-4DD0-8332-649B275D4F05

6 #229109009_v1 As a condition to (i) any Employee becoming eligible to participate in the Plan, (ii) any Employee, Participant, or Beneficiary continuing to participate in the Plan, (iii) any Claimant asserting a claim related to the Plan or any benefits under the Plan, (iv) any Employee, Participant, or Beneficiary receiving any contributions to his or her Plan account, and/or (v) any Employee, Participant, or Beneficiary receiving any benefit under this Plan, such Employee, Participant, or Beneficiary shall be bound, and hereby is bound, to follow and comply with the provisions of this Arbitration Procedure to resolve all Covered Claims. (a) Covered Claims. Any claim by a Claimant which arises out of, relates to, or concerns this Plan or the funds of the Plan including without limitation, any claim for benefits under the Plan; any claim asserting a breach of, or failure to follow, the Plan; and any claim asserting a breach of, or failure to follow, any provision of ERISA or the Code, including without limitation claims for breach of fiduciary duty, ERISA § 510 claims, and claims for failure to timely provide notices or shall be settled by binding arbitration administered in accordance with the then in effect. Under no circumstances are the AAA Supplementary Rules for Class Arbitrations to be used. If the Covered Claims solely involve (i) claims under ERISA § 502(a)(1)(B) to recover benefits due to the Claimant under the terms of the Plan, and/or (ii) claims for penalties under ERISA § 502(c), the Covered Claims shall be submitted to and decided by only one (1) arbitrator. For all other disputes, the Covered Claims shall be submitted to and decided by three (3) arbitrators. Claimant shall assert all Covered Claims in the same arbitration, after first exhausting the Claims Procedure set forth in Section Article IX of the Plan, and shall not split Covered Claims. The judgment on the final award rendered by the arbitrator may be entered in any court having jurisdiction thereof and shall be res judicata as to all Covered Claims the Claimant asserted or could have asserted in the arbitration demand but shall have no effect on the claims of any other Employee, Participant or Beneficiary and shall not have any binding effect on the Committee except as to the individual Claimant only. (b) No Group, Class, or Representative Arbitrations. All Covered Claims must be capacity or on a class, collective, or group basis. Each arbitration shall be limited ay not seek or receive any remedy which has the purpose or effect of providing additional benefits or monetary relief (whether such monetary relief is described as legal damages or equitable relief) to any Employee, Participant or Beneficiary other than the Claimant. For instance, with respect to any claim brought under ERISA § 502(a)(2) individual Plan account resulting from the alleged breach of fiduciary duty, (ii) a pro-rated portion of any profits allegedly made by a fiduciary through the use of Plan assets DocuSign Envelope ID: 9B1872BC-2274-4DD0-8332-649B275D4F05

7 #229109009_v1 where such pro-rated amount is intended to provide a remedy solely to individual Plan account, and/or (iii) such other remedial or equitable relief as the arbitrator deems proper so long as such remedial or equitable relief does not include or result in the provision of additional benefits or monetary relief to any Employee, Participant or Beneficiary other than the Claimant, and is not binding on the Committee or with respect to any Employee, Participant or Beneficiary other than the Claimant. Notwithstanding the foregoing, nothing in this provision shall be construed to preclude a Claimant from seeking injunctive relief, including, for example, seeking an injunction to remove or replace a Plan fiduciary. The requirement that (x) all Covered Claims be brought solely in a representative capacity, and (y) that no Claimant shall be entitled to receive, and shall not be awarded, any relief other than individual relief, shall govern irrespective of any AAA rule or decision to the contrary and is a material and non-severable term of this Arbitration Procedure. In the event that the requirements of this subsection Class Action Waiver specified in Section 9.7, then the entire Arbitration Procedure (i.e., all of Section 9.6) shall be rendered null and void in all respects. Except as to the applicability and enforceability of the foregoing Class Action Waiver, the arbitrator(s) shall have exclusive authority to resolve any dispute or issue of arbitrability with respect to this Arbitration Procedure, including as to the jurisdiction of the arbitrator(s) or relating to the existence, scope, validity, enforceability, or performance of this Arbitration Procedure or any of its provisions. Any dispute or issue as to the applicability or validity of the Class Action Waiver shall be determined solely by the court specified in Section 9.7. Moreover, nothing in this Arbitration Procedure shall preclude a party from seeking interim or provisional relief or remedies in aid of arbitration from the court specified in Section 9.7. (c) Selection of Arbitrator(s). The arbitrator(s) shall be mutually acceptable to all parties to the dispute and must be attorney(s) with prior experience with ERISA if the parties to the dispute can reach agreement on the selection of the arbitrator(s). If, however, the parties cannot agree on the selection of the arbitrator(s) within twenty-one (21) days of the demand for arbitration, then the arbitrator(s) shall be selected pursuant to the AAA Commercial Arbitration Rules; provided, however, that (i) the list of potential arbitrators provided by the AAA shall be limited to attorneys with prior ERISA experience; (ii) for an arbitration to be heard by one arbitrator, the AAA shall provide a list of names of seven (7) potential arbitrators from which the two sides (Claimant on one side and all respondents on the other side) shall alternatively strike names until only one name remains, with the Claimant striking first; and (iii) for an arbitration to be heard by three (3) arbitrators, the AAA shall provide a list of names of eleven (11) potential arbitrators from which the two sides shall alternatively strike names until only three names remain, with the Claimant striking first. DocuSign Envelope ID: 9B1872BC-2274-4DD0-8332-649B275D4F05

8 #229109009_v1 (d) Location and Administration of Arbitration. The arbitration proceedings shall be held in Palm Beach County, Florida, or at such other place as may be selected by mutual agreement of the parties. A Claimant may initiate arbitration by serving a demand for arbitration on the Administrative Committee and by filing such demand for arbitration with the appropriate office of the AAA. In order to save time and expenses, the parties may agree to have the arbitrator(s), and not the AAA, administer the arbitration. In the absence of such an agreement, however, the AAA will administer the arbitration. Any demand for arbitration involving a Covered Claim shall be served on the Administrative Committee and filed with the AAA within the time periods set forth in Section 9.5 or it shall be forever time-barred. (e) Rules of Arbitration. The arbitrator(s) will apply the same standards of review as would apply to the Covered Claims as if they were asserted in the court specified in Section 9.7. For example, it is intended that in any arbitration over an ERISA § 502(a)(1)(B) claim, including a claim for benefits under the Plan, discovery will be limited to the Plan documents and the record developed during the administrative review process , and that the determination made by the Administrative Committee during the administrative a claim involving the review of any action, inaction, or determination by a Plan fiduciary for which action, inaction, or determination the fiduciary has been granted of review, even if such alleged action, inaction, or determination involves an alleged breach of fiduciary duty or violation of ERISA or the Code. Subject to these limitations, the arbitrator(s) shall have the discretion to order such discovery as permitted under the Commercial Arbitration Rules of the AAA. All disputes regarding discovery shall be decided by the arbitrator(s). (f) Arbitration Award. The arbitration award shall be in writing. In rendering the award, the arbitrator(s) shall determine the respective rights and obligations of the parties under federal law, or, if federal law is not applicable, the laws of the State of Florida. The arbitration award shall be binding on all parties solely with to claims of any other participant or beneficiary including the Plan accounts of any other participant or beneficiary. (g) Fees and Expenses. Except as may be awarded by the arbitrator(s) in a final award, and notwithstanding any AAA Rule to the contrary: (i) the fees and expenses of the arbitrator(s) and arbitration shall be split evenly between the Claimant and Employer; provided, however, that if it would be an undue economic hardship for the Claimant to split the fees and expenses of the arbitrator(s) evenly, the Claimant may petition the arbitrator(s) to order a different initial allocation of the fees and expenses; (ii) the filing and case DocuSign Envelope ID: 9B1872BC-2274-4DD0-8332-649B275D4F05

9 #229109009_v1 management fees o fee schedule; provided, however, that if it would be an undue economic hardship petition the arbitrator(s) to order a and (iii) except as may be otherwise provided in this Plan, each party shall bear the expense of his, her or its own counsel, experts, witnesses, and preparation and presentation of evidence. The arbitrator(s) may include in his, her or their final and expenses to the extent allowed under ERISA. (h) Confidentiality. Neither the Claimant nor the arbitrator(s) may disclose the existence, content, subject matter, or results of any arbitration without the prior written consent of the Employer. This nondisclosure provision shall apply to all aspects of the arbitration proceeding, including without limitation, discovery, testimony, other evidence, briefs, and the award. In the event of a breach or threatened breach of this confidentiality provision, the Employer may seek temporary, preliminary and/or permanent injunctive relief to prevent such breach or threatened breach, as well as any damages suffered by the Employer, or Committee. In the event the Employer brings an action to enforce this confidentiality provision and receives any remedy (whether temporary or permanent), the Claimant or arbitrator responsible for the breach or threatened confirm or set aside the arbitration award, the parties shall cooperatively seek to file the arbitration award under seal or for an in camera inspection by the court without the award being filed in the public record. (i) Arbitrator Independence. The parties intend that the arbitrator(s) be independent and impartial. To this end, the arbitrator(s) shall disclose to the parties, both before and during the arbitration proceedings, any professional, family, or social relationships, past or present, with any party or counsel. (j) Application of Federal Arbitration Act. This Arbitration Procedure, as set forth in all of Section 9.6 of the Plan, shall be governed by the Federal Arbitration Act, 9 U.S.C. § 1, et seq. . Subject to the provisions of the FAA, the final award rendered by the arbitrator(s) shall be final and binding on the parties to the arbitration (k) Covered Claims Includes Claims Against Fiduciaries and/or Non-Fiduciaries. This Arbitration Procedure shall apply to all Covered Claims asserted by a Claimant, fiduciaries or alleged fiduciaries, including but not limited to the Committee; and/or (ii) are asserted against the Employer or any other non-fiduciary (e.g., a Plan service provider). 11. Article IX of the Plan is hereby amended by adding the following Section 9.7 immediately following Section 9.6 thereof: DocuSign Envelope ID: 9B1872BC-2274-4DD0-8332-649B275D4F05

10 #229109009_v1 9.7 RESTRICTION ON VENUE. If a Claimant wishes to pursue any Covered Claim, that Claimant shall comply with the Arbitration Procedure, set forth in Section 9.6 of the Plan, and shall not file any such claim in a state or federal court. To the extent, however, any Claimant fails or refuses to comply with the Arbitration Procedure, wishes to challenge the legal enforceability of the Arbitration Procedure, or to the extent the Arbitration Procedure is invalidated, such action or challenge shall be filed exclusively in the United States District Court for the Southern District of Florida, which is where the Plan is administered. In the event a Claimant makes an unsuccessful challenge to the validity, enforceability or scope of the Arbitration Procedure in any court, the Claimant shall, to the maximum extent permitted by law, d DocuSign Envelope ID: 9B1872BC-2274-4DD0-8332-649B275D4F05